Saul Centers, Inc.

Schedule of Current Portfolio Properties

September 30, 2003

Property	Location	Leasable Area (Square Feet)	Year Developed or Acquired (Renovated)	Land Area (Acres)	Percentage Leased		Anchor / Significant Tenants
					Sep-2003	Sep-2002
Shopping Centers
Ashburn Village I, II & III	Ashburn, VA	185,537	1994 / 00 / 01	23.3	98%	100%	Giant Food, Blockbuster
Ashburn Village IV	Ashburn, VA	25,790	2000 / 02	3.1	100%	80%
Beacon Center	Alexandria, VA	352,915	1972 (1993/99)	32.3	100%	100%	Lowe’s, Giant Food, Office Depot, Outback Steakhouse, Marshalls, Hollywood Video, Hancock Fabrics
Belvedere	Baltimore, MD	54,941	1972	4.8	95%	95%	Food King
Boulevard	Fairfax, VA	56,350	1994 (1999)	5.0	100%	100%	Danker Furniture, Petco, Party City
Broadlands Village	Loudoun County, VA	—	2003		93%	n / a	Safeway
Clarendon	Arlington, VA	6,940	1973	0.5	100%	100%
Clarendon Station	Arlington, VA	4,868	1996	0.1	100%	100%
Flagship Center	Rockville, MD	21,500	1972, 1989	0.5	100%	100%
French Market	Oklahoma City, OK	244,724	1974 (1984/98)	13.8	95%	93%	Burlington Coat Factory, Bed Bath & Beyond, Famous Footwear, Lakeshore Learning Center, BridesMart, Staples, Dollar Tree
Germantown	Germantown, MD	26,241	1992	2.7	100%	100%
Giant	Baltimore, MD	70,040	1972 (1990)	5.0	100%	100%	Giant Food
The Glen	Lake Ridge, VA	112,639	1994	14.7	93%	100%	Safeway Marketplace
Great Eastern	District Heights, MD	255,398	1972 (1995)	23.9	98%	100%	Giant Food, Pep Boys, Big Lots, Run N’ Shoot
Hampshire Langley	Langley Park, MD	131,700	1972 (1979)	9.9	100%	100%	Safeway, Blockbuster
Kentlands Square	Gaithersburg, MD	109,922	2002	11.5	98%	100%	Lowe’s
Leesburg Pike	Baileys Crossroads, VA	97,880	1966 (1982/95)	9.4	100%	100%	Party Depot, CVS Pharmacy, Kinko’s, Hollywood Video
Lexington Mall	Lexington, KY	315,719	1974	30.0	57%	60%	Dillard’s
Lumberton	Lumberton, NJ	195,044	1975 (1992/96)	23.3	100%	90%	SuperFresh, Rite Aid, Blockbuster, Ace Hardware
Old Forte Village	Ft. Washington, MD	160,990	2003	16.0	67%	n / a	Safeway
Olney	Olney, MD	53,765	1975 (1990)	3.7	100%	100%	Rite Aid
Ravenwood	Baltimore, MD	85,933	1972	8.0	100%	100%	Giant Food, Hollywood Video
Seven Corners	Falls Church, VA	560,998	1973 (1994-7)	31.6	98%	99%	Home Depot, Shoppers Club, Michaels, Barnes & Noble, Ross Dress For Less, G Street Fabrics, Off-Broadway Shoes
Shops at Fairfax	Fairfax, VA	68,743	1975 (1993/99)	6.7	100%	100%	Super H Mart, Blockbuster

Exhibit 99

Saul Centers, Inc.

Schedule of Current Portfolio Properties

September 30, 2003

Property	Location	Leasable Area (Square Feet)	Year Developed or Acquired (Renovated)	Land Area (Acres)		Percentage Leased		Anchor / Significant Tenants
						Sep-2003	Sep-2002
Shopping Centers (continued)
Southdale	Glen Burnie, MD	484,115	1972 (1986)	39.6		96%	95%	Giant Food, Home Depot, Circuit City, Kids R Us, Michaels, Marshalls, PetSmart, Value City Furniture
Southside Plaza	Richmond, VA	341,891	1972	32.8		95%	93%	CVS Pharmacy, Community Pride Supermarket, Maxway
South Dekalb Plaza	Atlanta, GA	163,418	1976	14.6		100%	100%	MacFrugals, Pep Boys, The Emory Clinic, Maxway
Thruway	Winston-Salem, NC	338,774	1972 (1997)	30.5		90%	93%	Harris Teeter, Fresh Market, Bed Bath & Beyond, Stein Mart, Eckerd Drugs, Borders Books, Blockbuster
Village Center	Centreville, VA	143,109	1990	17.2		100%	100%	Giant Food, Tuesday Morning, Blockbuster
West Park	Oklahoma City, OK	76,610	1975	11.2		72%	57%	Drapers Market, Family Dollar
White Oak	Silver Spring, MD	480,156	1972 (1993)	28.5		99%	100%	Giant Food, Sears, Rite Aid, Blockbuster

	Total Shopping Centers	5,226,650		454.1		93.8%	94.4%

Avenel Business Park	Gaithersburg, MD	388,655	1981-2000	37.1		100%	97%	General Services Administration, VIRxSYS, Boston Biomedica, Broadsoft, Arrow Financial, Quanta Systems
Crosstown Business Center	Tulsa, OK	197,135	1975 (2000)	22.4		93%	93%	Compass Group, Roxtec, Outdoor Inovations, Auto Panels Plus, Gofit, Freedom Express
601 Pennsylvania Ave	Washington, DC	226,409	1973 (1986)	1.0		91%	99%	National Gallery of Art, American Assn. of Health Plans, Credit Union National Assn., Southern Company, HQ Global, Pharmaceutical Care Mgmt Assn, Public Defender Service, Alltel, Capital Grille
Van Ness Square	Washington, DC	156,493	1973 (1990)	1.2		87%	89%	INTELSAT, Team Video Intl, Office Depot, Pier 1
Washington Square	Alexandria, VA	234,775	1975 (2000)	2.0		90%	87%	Vanderweil Engineering, World Wide Retail Exch., EarthTech, Thales, New American Schools, Trader Joe’s, Kinko’s, Talbot’s, Blockbuster

	Total Office Properties	1,203,467		61.7		93.8%	93.9%

	Total Portfolio	6,430,117		515.8	(a)	93.8%	94.3%

(a)	The Company purchased 24 acres of vacant land which was being developed as Broadlands Village as of September 30 2003. The 105,000 square foot neighborhood shopping center became operational October 2003 and is 93% leased. The Company also purchased 19 acres of vacant land in the Lansdowne community in Loudoun County, Virginia and a 1.25 acre site in the Clarendon area of Arlington, Virginia, as future development and redevelopment properties.

Exhibit 99